Delaware

The first State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

"GLOBAL HEALTH VOYAGER, INC. ", A DELAWARE CORPORATION,

WITH AND INTO "NT MEDIA CORP. OF CALIFORNIA, INC. " UNDER THE NAME OF "NT MEDIA CORP. OF CALIFORNIA, INC. ", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF CALIFORNIA, AS RECEIVED AND FILED IN THIS OFFICE THE FOURTH DAY OF AUGUST, A.D. 2011, AT 6:05 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

State of Delaware

Secretary of State

Division of Corporations

Delivered 06:05 PM 08/04/2011

FILED 06:05 PM 08/04/2011 SRV 110891874 - 5020583 FILE

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

GLOBAL HEALTH VOYAGER, INC.

INTO

NT MEDIA CORP. OF CALIFORNIA, INC.

(Pursuant to Section 253 of the General Corporation Law of the State of Delaware)

NT Media Corp. of California, Inc. (the "Company"), a corporation incorporated under the name MVD, Inc. on March 14, 2000 pursuant to the General Corporation Law of the State of Delaware (the "DGCL"), having changed its name to NT Media Corp. of California, Inc. by amendment to its Certificate of Incorporation on April 24, 2001, hereby certifies that the Company owns 100% of the capital stock of Global Health Voyager, Inc., a Delaware corporation incorporated on August 4, 2011 pursuant to the DGCL, and that the Company, by resolutions of its Board of Directors duly adopted at a meeting held on July 25, 2011, determined to merge Global Health Voyager, Inc. into itself and to effect a change of the Company's name to Global Health Voyager, Inc. in connection with such merger, pursuant to Section 253 of the DGCL, and that such resolutions are as follows:

WHEREAS, it is advisable and in the best interests of the Company to change the name of the Company from NT Media Corp, of California. Inc. to Global Health Voyager, Inc. (the "Name Change") and to effect such Name Change pursuant to the provisions of Section 253 of the DGCL; and

WHEREAS, in connection with the Name Change, the Company desires to form a wholly owned subsidiary, Global Health Voyager, Inc., a Delaware corporation (the "Subsidiary"), to merge with and into the Company pursuant to the provisions of Section 253 of the DGCL, so that the Company will be the surviving corporation following the merger.

NOW, THEREFORE, BE IT, RESOLVED that the Name Change is authorized and approved;

RESOLVED that the Company shall cause the Subsidiary to be formed under the DGCL;

RESOLVED that, pursuant to Section 253 of the DGCL, the Company shall merge the Subsidiary with and into itself, so that the Company possesses all of the Subsidiary's property, rights, privileges and powers, and assumes all of the Subsidiary's liabilities and obligations;

RESOLVED that, in connection with the merger, the name of NT Media Corp. of California, Inc. shall be changed to Global Health Voyager, Inc.;

RESOLVED that the appropriate officers of the Company be, and each of them hereby is, authorized and empowered to make and execute a Certificate of Ownership and Merger setting forth a copy of these resolutions, and to file the Certificate of Ownership and Merger in the office of the Secretary of State of the State of Delaware;

RESOLVED that the effective date of the Certificate of Ownership and Merger, the merger and the Name Change provided for in the Certificate of Ownership and Merger shall be August 10, 2011;

RESOLVED that, in connection with the Name Change, the appropriate officers of the Company be, and each of them hereby is, authorized and empowered, for and on behalf of the Company, to file any and all notices and filings deemed necessary or appropriate by such officer, including with the Securities and Exchange Commission, the Financial Industry Regulatory Authority, the Company's transfer agent, the Depository Trust Company and CUSIP Global Services, and to obtain a new trading symbol and CUSIP number and to execute all documents, disburse such funds and take all necessary and appropriate actions in connection with any of the foregoing;

RESOLVED that, in connection with the Name Change, the appropriate officers of the Company be, and each of them hereby is, authorized and empowered, for and on behalf of the Company, to execute and file any and all documents required to effectuate the Name Change in any U.S. state or territory in which the Company is authorized to do business;

RESOLVED that, in connection with the Name Change, the Company's stock certificates for its common stock, par value $0.001 per share, shall be modified to reflect the name Global Health Voyager, Inc., and such modified stock certificates are hereby authorized and approved; and that a new form of corporate seal, reflecting the name Global Health Voyager, Inc., is adopted and approved;

RESOLVED that, in connection with the Name Change, the appropriate officers of the Company be, and each of them hereby is, authorized and empowered, for and on behalf of the Company, to prepare, execute and deliver all documents, notices and resolutions that may be required by any bank in connection with any accounts maintained by the Company; and

RESOLVED that the appropriate officers of the Company be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Company, to take or cause to be taken all such further actions, to execute and deliver all such instruments and documents, to disburse such funds, engage such persons, and do all acts and things whatsoever, which they, in their judgment, determine to be necessary, appropriate or desirable to fully cany out the intent and purpose of the foregoing resolutions.

[Signature page follows]

IN WITNESS WHEREOF, NT Media Corp. of California, Inc. has caused this certificate to be signed by an authorized officer on August 4 , 2011.